THIS AGREEMENT made the 13th day of November, 2006.

BETWEEN:

GLORY TEAM INDUSTRIAL LIMITED,

23/F Westin Centre

26 Hung To Road

Kwan Tong, Hong Kong

(herein called “GTI”)

OF THE FIRST PART

AND:

EATWARE CORPORATION,

18/F Metroplaza, Tower II

223 Hing Fong Road

Kwai Chung, New Territories

Hong Kong

(herein called “Pubco”)

OF THE SECOND PART

AND:

CHOU SI HOU, EDDIE

18/F Metroplaza, Tower II

223 Hing Fong Road

Kwai Chung, New Territories

Hong Kong

(herein called “Chou”)

OF THE THIRD PART

WHEREAS:

A.           GTI licensed to Star Metro Group Ltd. in 2005 the rights to certain intellectual property, the “Eatware” brand name and certain other assets.

B.           Star Metro Group Ltd. was purchased by Pubco in a transaction which resulted in GTI acquired 12,000,000 common shares of Pubco.

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C.           Chou was an employee of GTI, and among other things, executed a Deed of Employee Undertakings dated November 29, 2003 ( the “Employee Deed”).

D.           Due to a change in Pubco’s long term strategic plan, Pubco desires to terminate its working relationship with GTI.

E.           Upon the termination of its working relationship with GTI, Pubco will no longer have any need to use the name “Eatware”, and intends to change its name.

F.            Chou wishes to remain a director of Eatware while it continues in its current environmentally friendly businesses and services ( the “Business”).

NOW THEREFORE THIS AGREEMENT WITNESSES THAT IN CONSIDERATION OF THE MUTUAL PREMISES AND COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.	Pubco agrees to change its name from “Eatware Corporation” to another name which does not include the word “Eatware” within four weeks of the date of this Agreement.
2.	Pubco agrees that any right, interest and title it has or had in the name “Eatware” is hereby transferred to GTI.
3.

GTI agrees to the cancellation of its 12 million common shares issued in the capital of Pubco. GTI agrees to execute a Stock Power of Attorney with signature guaranteed, returning to Pubco for cancellation the said 12 million shares.

4.

GTI and Chou agree that the entire Section 1 “Non-Competition” of the Employee Deed is hereby cancelled, terminated and of no further force or validity. In all other respects, the Employee Deed remains in full force and effect.

5.	There are no representations, warranties, collateral agreements, or conditions except as herein specified.
6.

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.

Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

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8.	This Agreement will be governed by and construed in accordance with the laws of Hong Kong

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date and year first above written.

GLORY TEAM INDUSTRIAL LIMITED

Per:	/s/ signed
Authorized Signatory

EATWARE CORPORATION

Per:	Eddie Chou
Authorized Signatory

CHOU SI HOU, EDDIE

/s/ Chou Si Hou, Eddie

Signature

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